EXHIBIT 10.01.1

MANAGEMENT AGREEMENT

        MADE AS OF the 28th day of September, 2001, by and between Olympus Communications, LP., a Delaware limited partnership ("Manager"), Olympus Cable Holdings, LLC, a Delaware limited liability company, Adelphia Holdings 2001, LLC, a Delaware limited liability company, Highland Video Associates, L.P., a Pennsylvania limited partnership, Coudersport Television Cable Company, a Pennsylvania corporation, and Adelphia Company of Western Connecticut, a Connecticut corporation, each on its own behalf and on behalf of each of their direct or indirect subsidiaries as of the date hereof as set forth on Schedule 1 and from time to time which receive services of the Manager hereunder (collectively, the "Company").

WITNESSETH:

        WHEREAS, the Company owns and operates community antenna television ("CATV") systems located in and serving various communities and their environs (all such CATV systems, together with any CATV systems hereinafter acquired by the Company, collectively, the "Managed System"); and

        WHEREAS, because of economies of scale and managerial depth and experience, Manager is able to provide administrative and management services to the Company more cost effectively and with a higher level of quality than if the Company developed such functions internally; and

        WHEREAS, Manager and the Company have mutually agreed that Manager should provide certain management services to the Company and Manager is willing to provide such services on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound thereby, the parties hereto covenant and agree as follows:

1.
Duties of Manager.    Manager shall (a) provide billing, collection, accounting, legal and other administration services to the Company; (b) operate the Managed System, inspect and supervise the proper adjustment of the Managed System, and supervise the design, engineering and installation of any improvements or expansions of the Managed System; (c) furnish the Company with prompt and continuous technical and electronic advice and services required to maintain the Managed System in a satisfactory state of operation so that (i) the Managed System will provide good and saleable visual and aural signals for all subscribers connected to the Managed System, and (ii) the Managed System may be operated in conformity with the franchises, if any, granted by the above-mentioned communities and any other agreements to which the operation of the Managed System is subject; (d) inspect the Managed System and make such changes as may be required or are desirable for the satisfactory operation, maintenance and repair of the Managed System and its facilities; provided, however, that Manager may hire independent contractors to make tests and provide maintenance and repair work to the Managed System and related equipment and the Company shall bear all costs of such tests, maintenance and repair work; (e) during emergency situations, furnish the Company with skilled technical and electronic personnel and the Company will reimburse Manager for the cost of such personnel; (f) make available to the Company methods of marketing, advertising and otherwise obtaining subscribers for the services offered by the Managed System; (g) coordinate marketing, advertising and publicity for the Managed System; (h) recruit, train and supervise employees as may be required from time to time, including but not limited to, a system general manager, manager of programming origination, engineer, technicians, linemen, office manager and clerical employees; (i) perform all other services required for the successful operation of the Managed System except those services normally rendered by the system general manager, superintendent of maintenance-construction, sales manager, manager of program origination, technicians, linemen and clerical employees, it being the intent of this Agreement that the Company shall pay the salaries of and other employment expenses relating to all such persons employed by Manager with respect to Manager's management of the Managed System; (j) supervise preventive maintenance of the Managed System; (k) supervise testing of the Managed System in connection with compliance with Federal Communications Commission's rules and regulations; and (l) make recommendations to the management of the Company through reports in a form satisfactory to them regarding the status of the operation of the Managed System.

2.
Obligations of the Company.    In order to assist Manager in the performance of its duties, as set forth herein, the Company shall: (a) maintain full and adequate records and accounts of all its property, costs, expenses of operation, receipts for services, fees and other income, interest costs and depreciation practices; (b) at its own expense, furnish to Manager, at least annually, full and accurate audited financial statements prepared by a certified public accountant in accordance with generally accepted accounting principles consistently applied with prior periods and certified by such accountant as presenting fairly the financial condition of the Managed System as of the dates of such financial statements; (c) at its own expense, furnish to Manager, not less than quarterly, unaudited statements of operation; and (d) at its own expense, furnish accounting and legal services appropriate for the acquisition and operation of the System.

3.
Management Fee.    In consideration of the services rendered by Manager pursuant to this Agreement, the Company shall pay Manager a management fee in an amount equal to five percent (5%) of the Company's gross operating revenues from operations as disclosed by the Company's quarterly unaudited statements of operation, subject to a final adjustment at the Company's fiscal year end.

4.
Reimbursable Expenses.    On a quarterly basis and subject to any Senior Agreement (as defined below), and upon presentation of an invoice, the Company shall reimburse Manager for the Company's share of out-of-pocket expenses for independent contractors, employee expenses and other expenses incurred by Manager directly in connection with the Managed System and reimbursable by the Company as provided in Section 1 hereof (the "Reimbursable Expenses").

5.
Payment of Management Fees.

5.1
Except as expressly set forth herein, Management Fees shall be paid quarterly by the Company to Manager.

5.2.
Manager and the Company acknowledge and agree that payment of the Management Fees may be subject to the terms of certain senior loan agreements, senior promissory notes or senior demand notes and/or related security documents (collectively, the "Senior Agreements") between the Company (as a borrower or as a restricted subsidiary of a borrower) and one or more commercial banks or institutional lenders (the "Senior Lenders"). No payment of any Management Fees shall be made by the Company, and Manager shall take no action to enforce collection of any such Management Fees, which payment or enforcement would result in a violation of any covenant in any Senior Agreement.

5.3
Subject to the terms of any Senior Agreement, Management Fees not paid by the Company pursuant to subparagraph (b) hereof may be deferred and paid to Manager thereafter; provided such payment does not violate any Senior Agreement.

5.4
Under no circumstances shall Manager be required to return to the Company any payment of Management Fees which would cause Manager to be in default (whether at such time or upon notice or lapse of time or both) under any of its loan or note purchase agreements or documents with its senior secured lenders.

6.
Company's Rights and Obligations.    The Company agrees to give serious consideration to all management recommendations made by Manager, but reserves the right to reject any or all of Manager's recommendations and to conduct its operations in the manner which it deems to be suited to the profitable operation of the Managed System and the business of the Company.

7.
Term of Agreement.    This Agreement shall continue for a term of ten years, and from year to year thereafter, unless and until either Manager or the Company gives the other at least 90 days'

  written notice in advance of an expiration date of its intention not to renew this Agreement, in which case this Agreement shall terminate on the next annual expiration date. Notwithstanding the foregoing, the Company may terminate this Agreement upon 90 days' prior written notice in the event of gross negligence, unlawful misconduct or a negligent breach hereof by Manager. Furthermore, this Agreement shall terminate, at the option of the Company or its successor, upon the sale of all or a majority of the Company's capital stock to, or a sale of all or substantially all the assets of the Company, or a merger of the Company into (and not as the surviving corporation), any entity which is not controlled by Adelphia Communications Corporation.

8.
Manager Staffing.    Manager agrees during the term of this Agreement, as the same may be extended, to maintain an adequate staff of personnel for the performance of the services which it has agreed to furnish to the Company.

9.
Assignability.    The Company agrees that Manager may assign this Agreement, without the consent of the Company, to any entity which, directly or indirectly, is controlling or controlled by Adelphia Communications Corporation, or any successor to Adelphia Communications Corporation by merger, consolidation, purchase of substantia1ly all the assets or otherwise. Either party to this Agreement may assign its right, title and interest in this Agreement or may assign its right, title and interest in this Agreement as security for the repayment of indebtedness of either party to its senior lenders; provided, however, that this Agreement may not be transferred or otherwise assigned by Manager, either voluntarily or by operation of law, without prior written consent of the Company. The Company may assign its rights under this Agreement to a transferee or assignee of the Managed System.

10.
Modification.    This Agreement may be amended or modified, but any amendment or modification may be made only by an instrument in writing signed by the parties hereto.

11.
Notices.    Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

12.
Counterparts.    This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

13.
Binding Effect.    Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns.

14.
Entire Agreement.    This Agreement contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

15.
Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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[SIGNATURE PAGE 1 OF 2 TO MANAGEMENT AGREEMENT]

        IN WITNESS WHEREOF, this Management Agreement has been executed by the parties hereto as of the date first above written.

MANAGER:
OLYMPUS COMMUNICATIONS, L.P.
By:	ACC Operations, Inc., Its Managing General Partner
	By:	/s/ COLIN H. HIGGIN
	Name:	Colin H. Higgin
	Title:	Assistant Secretary

[SIGNATURE PAGE 2 OF 2 TO MANAGEMENT AGREEMENT]

ADELPHIA COMPANY OF WESTERN CONNECTICUT
By:	/s/ COLIN H. HIGGIN
Name:	Colin H. Higgin
Title:	Assistant Secretary
ADELPHIA HOLDINGS 2001, LLC
By:	Olympus Subsidiary, LLC, its sole member
By:	Olympus Communications, L.P., its sole member
	By:	ACC Operations, Inc., its managing general partner
By:	/s/ COLIN H. HIGGIN
Name:	Colin H. Higgin
Title:	Assistant Secretary
COUDERSPORT TELEVISION CABLE COMPANY
By:	/s/ COLIN H. HIGGIN
Name:	Colin H. Higgin
Title:	Assistant Secretary
OLYMPUS CABLE HOLDINGS, LLC
By:	Olympus Subsidiary, LLC, its sole member
By:	Olympus Communications, L.P., its sole member
	By:	ACC Operations, Inc., its managing general partner
By:	/s/ COLIN H. HIGGIN
Name:	Colin H. Higgin
Title:	Assistant Secretary
HIGHLAND VIDEO ASSOCIATES, L.P.
By:	Highland Holdings, a general partner
By:	/s/ MICHAEL J. RIGAS
Name:	Michael Rigas
Title:	Assistant Secretary